EXHIBIT A

Directors and Executive Officers of Delek US Holdings, Inc.

Name	Principal Occupation	Citizenship
Avigal Soreq	President, Chief Executive Officer	United States
Ezra Uzi Yemin	Executive Chairman	United States
William J. Finnerty	Director	United States
Richard J. Marcogliese	Director	United States
Gary M. Sullivan, Jr.	Director	United States
Vicky Sutil	Director	United States
Laurie Tolson	Director	United States
Shlomo Zohar	Director	Israel
Leonardo Moreno	Director	United States
Chrissy Benson	Director	United States
Mark Hobbs	Executive Vice President and Chief Financial Officer	United States
Joseph Israel	Executive Vice President, President, Refining and Renewables	United States
Denise McWatters	Executive Vice President, General Counsel and Corporate Secretary	United States
Reuven Spiegel	Executive Vice President, Special Projects	United States

Directors and Executive Officers of Delek US Energy, Inc.

Name	Position	Citizenship
Avigal Soreq	Chief Executive Officer and President	United States
Mark Hobbs	Director, Executive Vice President and Chief Financial Officer	United States
Joseph Israel	Director, Executive Vice President	United States
Denise McWatters	Director, Executive Vice President, General Counsel, and Secretary	United States
Reuven Spiegel	Executive Vice President, Special Projects	United States

Directors and Executive Officers of Delek Logistics Services Company

Name	Position	Citizenship
Avigal Soreq	Chief Executive Officer and President	United States
Mark Hobbs	Director, Executive Vice President and Chief Financial Officer	United States
Joseph Israel	Director, Executive Vice President	United States
Denise McWatters	Director, Executive Vice President, General Counsel, and Secretary	United States
Reuven Spiegel	Executive Vice President, Special Projects	United States